EXHIBIT 4(c)


               AEROQUIP-VICKERS, INC. DIRECTORS' RETIREMENT PLAN

                          Effective: January 1, 1985
                       Restatement Date: January 1, 1998




      1.    Purpose. Aeroquip-Vickers, Inc. ("Company," formerly known as

TRINOVA Corporation) hereby restates the TRINOVA Corporation Directors'

Retirement Plan ("1990 Plan") as the Aeroquip-Vickers, Inc. Directors'

Retirement Plan ("Plan"). The purpose of the Plan is to recognize the valuable services provided and to be provided by its current nonofficer directors. The effective date of the 1990 Plan is January 1, 1998.

      2.    Eligibility. Each person ("Participant") who served on the Board of Directors of the Company ("Board of Directors") between January 1, 1990 and

December 31, 1997, and who was not an officer of the Company, shall participate in the Plan. No director first elected to serve on the Board of

Directors after December 31, 1997 shall be eligible to participate in the

Plan.

      3.    Benefits for Directors Retiring Before 1998. Benefits shall continue to be payable under the Plan to each Participant who retired from the

Board of Directors prior to January 1, 1998 in accordance with article 9 of the Company's by-laws or who, with the concurrence of the Board of Directors,

resigned prior to January 1, 1998 for health or other reasons beyond such person's control. Such benefits shall be the same benefits payable under the

1990 Plan and shall be payable monthly, commencing on the first day of the month following such Participant's retirement (or resignation, as provided herein) from the Board of Directors and ending with the payment for the month in which such Participant's death occurs, provided, however, that in no event shall the aggregate number of payments exceed the lesser of 120 or the number of months such Participant served as a nonofficer director of the Company. The monthly benefits payable to Participants who had retired prior to January 1,

1998 under the terms of the 1990 Plan, and the period for which such benefits will continue to be payable, are set forth in the listing attached hereto as



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Exhibit A. Such benefit payments shall be made from assets of the Company that are subject to the claims of general creditors, subject, however, to the provisions of paragraph 6 hereof.

      4.    Deferred Stock Units for Directors Retiring After 1997. The

Company shall create an unfunded bookkeeping account ("Account") for each

Participant who has not retired by January 1, 1998, which Account shall be credited with bookkeeping entries equivalent to shares of the Company's common stock ("Stock Units"). These Accounts shall be credited with an initial grant of Stock Units as of January 1, 1998 to compensate Participants who had not retired by January 1, 1998 for waiving the benefits they might otherwise be entitled to receive pursuant to paragraph 3 of the 1990 Plan, and with additional Stock Units each time thereafter the Company pays a dividend. When a Participant retires from the Board of Directors after December 31, 1997 in accordance with article 9 of the Company's by-laws, or resigns after such date with the concurrence of the Board of Directors for health or other reasons beyond the Participant's control, the Participant shall be entitled to receive a distribution based on the Stock Units accumulated in his or her Account, as described below.

      For each Participant who has not retired by January 1, 1998, the initial number of Stock Units to be credited to his or her Account shall be determined by calculating the actuarial present value of the benefits the Participant would have been entitled to receive pursuant to paragraph 3 of the 1990 Plan had he or she retired from his or her service on the Board of Directors on

December 31, 1997, and then dividing this actuarial present value by $50.2969

(the average closing end of month price of the Company's Common Stock for

September through December, 1997). The actuarial assumptions used to determine the actuarial present value of each Participant's benefits shall be determined by the Organization and Compensation Committee ("Committee") of the Board of

Directors. The number of Stock Units initially credited to each Participant's

Account is set forth in Exhibit B.

      For each dividend declared by the Company with a payment date after

January 1, 1998 and on or before the date of the Participant's retirement from



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the Board of Directors, the Participant's Account shall be credited with additional Stock Units as of each such dividend payment date. The number of

Stock Units credited to the Participant's Account shall be determined as follows:

            (i) In the case of a cash dividend declared on the Common Stock, the number of Stock Units credited shall be equal to
      (a) the dividend declared per share of common stock, multiplied by
      (b) the number of Stock Units previously credited to the Participant's account, divided by (c) the fair market value of a share of common stock on such dividend payment date;

            (ii) In the case of a stock dividend declared on the common stock, the number of Stock Units credited shall equal (a) the dividend declared per share of common stock, multiplied by (b) the number of Stock Units previously credited to the Participant's Account.

The number of Stock Units credited to Participant's Accounts as a result of the payment of such dividends shall be rounded to the nearest one-hundredth of a Stock Unit.

            When a Participant retires or, if earlier, when he or she attains age 70, the Participant shall be entitled to receive a distribution in a lump sum or in five annual installments, as elected by the Participant no sooner than 12 months before the distribution is made or, in the case of annual installments, commences. The distribution in the form of a lump sum payment shall consist of a number of shares of the Company's common stock equal to the number of Stock Units the Participant has accumulated in his or her Account,

rounded to the next lower increment of 100-share multiples, with the remaining

Stock Units converted to cash at the closing price quoted for the common stock on the last trading day preceding the date of the distribution before being paid. In the case of annual installments, each such distribution shall consist of a number of shares of the Company's common stock equal to the number of

Stock Units the Participant has accumulated in his or her Account, rounded to the next lower increment of 100-share multiples and divided by five, with the remaining Stock Units converted to cash at the closing price quoted for the common stock on the last trading day preceding the date of the final distribution before being paid.





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      If a Participant dies before receiving the entire distribution required by this paragraph 4, such beneficiary as the Participant may have designated in a writing filed with the Committee shall receive a distribution in a lump sum consisting of a number of remaining shares of the Company's common stock equal to the number of Stock Units the Participant had accumulated in his or her Account as of the date of death, rounded to the next lower increment of

100-share multiples, with the remaining Stock Units converted to cash at the closing price quoted for the common stock on the last trading day preceding the date of the distribution before being paid. In the absence of such a writing filed with the Committee, such lump sum payment shall be made in the manner provided herein to the estate of the deceased Participant.

      The Company shall take such steps as may be necessary or desirable to register the shares of common stock issuable pursuant to the Plan under the

Securities Act of 1933, as amended, and to satisfy the requirements of the New

York Stock Exchange with respect to such shares.

      5.    Rabbi Trust and Changes in Control. The Company shall establish an irrevocable grantor trust ("Rabbi Trust") to which the Company may, at the sole discretion of its Board of Directors, make contributions for the purpose of satisfying all or a portion of the Company's obligations under the Plan.

Any benefits paid from such Rabbi Trust to a Participant shall reduce the amount of the benefits payable hereunder by the Company from its general corporate assets.

      Furthermore, and notwithstanding any provision herein to the contrary,

the Company shall contribute to the Rabbi Trust that aggregate amount calculated pursuant to paragraph 6 hereof within ten days of a Change in

Control.

      A "Change in Control" shall have occurred for purposes of the Plan if any of the following events shall occur:

            (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;



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            (ii)  If the Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such sale;

            (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any Person has become the Beneficial Owner of 20 percent or more of the Voting Stock;

            (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

            (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provisions of subparagraph (iii) or subparagraph (iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes hereof solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50 percent or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any

successor schedule, form or report or item therein) under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), disclosing beneficial ownership by it of shares of Voting Stock whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the

Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

      For purposes of the foregoing

            (a) "Beneficial Owner" of Voting Stock shall mean any person who would be deemed to beneficially own such Voting Stock within the meaning of Rule 13d-3 promulgated under the Exchange Act, or any successor rules or regulations thereto.



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            (b)   "Person" shall mean any "person," as the term
      "person" is used and defined in Section 14(d)(2) of the Exchange Act, and any "affiliate" or "associate" of any such person, as the terms "affiliate" and "associate" are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

            (c) "Voting Stock" shall mean all outstanding securities of the Company entitled to vote generally in the election of directors of the Company at the time in question.

      6.    Funding of Trust on Change in Control. The amount to be

contributed to the Rabbi Trust in the event of the occurrence of a Change in

Control (as defined in paragraph 5 hereof) shall be the sum of (a) the amounts necessary to purchase annuities to provide Participants who retired before

January 1, 1998 with the remaining benefits they are entitled to receive pursuant to paragraph 3 hereof as of the date the Change in Control occurs,

and (b) sufficient shares of the Company's common stock or other liquid assets with a value not less than the fair market value of the Stock Units accumulated in Participants' Accounts pursuant to paragraph 4 hereof as of the date the Change in Control occurs.

      7.    Consulting Duties of Retired Participants. As a condition of participation in the 1990 Plan and in the Plan, upon and after a Participant's retirement from the Board of Directors, such Participant shall remain available at any reasonable time and from time to time to advise and to consult with the Chief Executive Officer of the Company and also with the

Chairman of the Board of Directors of the Company (if such person is not also the Chief Executive Officer).

      8.    Noncompetition. The obligation of the Company to make or continue payments under the Plan shall be subject to the condition that the Participant shall not engage, either directly or indirectly, in any activity which is competitive with any activity of the Company, it being understood that in the event of a breach by the Participant or former Participant of the foregoing condition, the Company shall not be obligated to make any payment or payments hereunder coming due subsequent to the occurrence of such breach. The

Committee, upon prior written request of a Participant or former Participant,

may waive the condition specified above with respect to noncompetition if,



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<PAGAE>



based upon all of the relevant circumstances, in the sole judgment of the

Committee, the granting of such a waiver is justified.

      9.    Nonassignability. No rights under the Plan shall be assignable,

transferable or subject to encumbrance or charge of any nature. No claim for the nonpayment or erroneous payment of benefits hereunder may be made other than by the Participant or former Participant or by his or her estate acting on his or her behalf.

      10.   Facility of Payment. If a Participant who is receiving benefits or is eligible to begin receiving benefits under the Plan is under a legal disability, as determined in the sole discretion of the Committee, the

Committee may direct any or all of the benefits to which the former

Participant may be entitled to be paid in any one or more of the following ways:

            (a)   to the former Participant, or

            (b) to the former Participant's legal guardian or conservator, or

            (c) to the former Participant's spouse or to any other individual or entity to be expended for the benefit of the former participant.

      11.   Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Plan in whole or in part, but such action shall not affect the right of any Participant or former Participant to receive benefits accrued hereunder prior to the date of such action.

      12.   Administration. The Plan shall be administered by the Committee.

Each member of the Committee shall serve at the pleasure of the Committee and may be removed at any time, with or without cause, by such Committee.

      13.   Governing Law. The Plan is established under and shall be

construed according to the laws of the State of Ohio.

      The foregoing has been approved by and is being executed on behalf of

Aeroquip-Vickers, Inc. effective as of January 1, 1998.



                                          AEROQUIP-VICKERS, INC.



                                          By: _______________________________



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                                   EXHIBIT A


                      MONTHLY BENEFITS PAYABLE FROM PLAN
                             (as of January, 1998)



                                                               Date of Final
Name of Director              Monthly Benefit                     Monthly
Payment



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                                   EXHIBIT B



INITIAL NUMBER OF STOCK UNITS TO BE CREDITED AS OF JANUARY 1, 1998


                                                Initial No. of
                  Name of Director                Stock Units




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